Exhibit 99

              Certification pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

      I, John D. Kavazanjian, President and Chief Executive Officer of Ultralife Batteries, Inc., hereby certify that (i) the Transition Report on Form 10-K for the six-month period ended December 31, 2002 attached hereto fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the attached Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of Ultralife Batteries, Inc. for the period presented therein.

Dated:  April 11, 2003                     /s/ John D. Kavazanjian
                                           -------------------------------------
                                           John D. Kavazanjian
                                           President and Chief Executive Officer

              Certification pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

      I, Robert W. Fishback, Vice President of Finance and Chief Financial Officer of Ultralife Batteries, Inc., hereby certify that (i) the Transition Report on Form 10-K for the six-month period ended December 31, 2002 attached hereto fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the attached Form 10-K fairly presents, in all material respects, the financial conditions and results of operations of Ultralife Batteries, Inc. for the period presented therein.

Dated:  April 11, 2003                             /s/ Robert W. Fishback
                                                   -----------------------------
                                                   Robert W. Fishback
                                                   Vice President of Finance and
                                                   Chief Financial Officer